As filed with the Securities and Exchange Commission on September 22, 2011

Registration  No.  _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Darkstar Ventures, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	5990	26-0299456
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

410 Park Avenue
15th Floor
New York, NY  10022
866-360-7565
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Corporate Creations Network Inc.
8275 South Easter Avenue, Suite #200
Las Vegas, NV 89123
702-951-9324
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:
David Lubin & Associates, PLLC
10 Union Avenue
Suite 5
Lynbrook, New York 11563
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	3,500,000	$0.05	(2)	$175,000	$20.27

(1)	Represents common shares currently outstanding to be sold by the selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling shareholders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.0.05 per share until our shares are quoted on the Over the Counter Bulletin Board (“OTC Bulletin Board”) and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2011

DarkStar Ventures, Inc.

3,500,000 Shares of Common Stock

This prospectus relates to the resale of 3,500,000 shares of common stock, par value $0.0001, of DarkStar Ventures, Inc., which are issued and outstanding and held by persons who are our shareholders. The Company will not receive any proceeds from these sales; the selling shareholders identified in this prospectus will receive all the proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange. The 3,500,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined arbitrarily. If all 3,500,000 shares are sold, the selling shareholders will receive an aggregate of $175,000 of proceeds. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2011

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,”  “us” or “DarkStar” refer to DarkStar Ventures, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Darkstar Ventures, Inc. was incorporated on May 8, 2007 under the laws of the State of Nevada. From the date of formation until May 2011 we did have any business activity. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company offering eco-friendly health and wellness products to the general public via the internet. Current products being offered include air and water filtration systems, organic baby products and eco-friendly beds and linens. We currently have no employees other than our officers, both of whom are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Our offices are currently located at 410 Park Avenue, 15th Floor, New York, New York 10022.  Our telephone number is 866-360-7565.  Our website address is www.darkstaronline.org. Information contained on our websites, or which can be accessed through the website, does not constitute a part of this registration statement.

The Offering

Securities offered:	3,500,000 shares of common stock, par value $0.0001 per share
Offering price :
The selling shareholders purchased their shares of common stock from us at $0.01 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.05 per share, which includes an increase, from the price at which it was purchased.

This is a fixed price at which the selling shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

Shares outstanding prior to offering:	10,000,000 shares of common stock.
Shares outstanding after offering:	10,000,000 shares of common stock.
One of our executive officers and directors currently owns 65% of our outstanding common stock. As a result, he has substantial control over all matters submitted to our shareholders for approval.
Market for the common shares:	There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.
Going Concern Considerations:	The Company has a net loss of $17,323 and net cash used by operations of $17,323 from May 8, 2007 (inception) through July 31, 2011.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	For the Year Ended July 31, 2011	For the Year Ended July 31, 2010	For the period May 8, 2007 (Inception) to July 31, 2011
Statement of Operations Data
Operating revenues
Loss from operations	$(17,323)	-	$(17,323)

Net income (loss)	$(17,323)	-	$(17,323)

Balance Sheet Data	July 31, 2011	July 31, 2010

Working capital	$18,327	__
Total assets	$18,327	__
Total liabilities	$0	__
Stockholders’ Equity	$18,327	__

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company.  If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer.  As a result, you could lose all or part of your investment.

RISK FACTORS RELATING TO OUR COMPANY

Our Auditors Have Issued A Going Concern Opinion.  This Means That There Is Substantial Doubt That We Can Continue As An Ongoing Business.

We are a development stage company and have not commenced planned principal operations.  We had no revenues and incurred a net loss of $17,323 for the year ended July 31, 2011 and a net loss of $ 17,323 for the period May 8, 2007 (inception) to July 31, 2011. Our auditors issued a going concern opinion in their report for our fiscal year ended July 31, 2011 regarding concerns about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We Do Not Have Long Term Contracts With Our Vendors And Therefore The Availability Of Merchandise Is At Risk.

We do not have any agreements controlling the long-term availability of merchandise.  Our contracts with suppliers typically do not restrict such suppliers from selling products to other buyers.  There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and obtain high quality merchandise is critical to our success.  If we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

Security Breaches To Our Systems And Database Could Cause Interruptions to Our Business And Impact Our Reputation With Customers, And We May Incur Significant Expenses To Protect Against Such Breaches.

A fundamental requirement for online commerce and communications is the secure transmission of confidential information over public networks.  There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction and personal data contained in our customer database.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  If any such compromise of our security were to occur, it could have a material adverse effect on our reputation with customers, thereby affecting our long-term growth prospects.  In addition, we may be required to expend significant capital and other resources to protect against such security breaches or to remediate problems caused by such breaches.

We Are In Competition With Companies Much Larger Than Ourselves .

E-commerce generally and, in particular, the online eco friendly products  market, is a dynamic, high-growth market and is rapidly changing and intensely competitive.  Our competition for customers comes from a variety of sources including:

existing land-based, full price retailers, that are using the Internet to expand their channels of distribution;

•  less established online companies;
•  internet sites;
•  traditional direct marketers; and
•  traditional off-price retail stores, which may or may not use the Internet to grow their customer base.

Competition in our industry has intensified, and we expect this trend to continue as the list of our competitors grows.  Many of our competitors and potential competitors have longer operating histories, significantly greater resources, greater brand name recognition and more firmly established supply relationships.  We believe that the principal competitive factors in our market include:

Our Success Is Dependent Upon Our Ability To Attract New Key Personnel .

Our operations will also depend to a great extent on our ability to attract new key personnel with relevant experience and retain existing key personnel in the future.  The market for qualified personnel is extremely competitive.  Our failure to attract additional qualified employees could have a material adverse effect on our prospects for long-term growth.

Our Business Could Be Harmed By Consumers’ Concerns About The Security Of Transactions Over The Internet.

Concerns over the security of transactions conducted on the Internet and commercial online services, the increase in identity theft and the privacy of users may inhibit the growth of the Internet and commercial online services, especially as a means of conducting commercial transactions.  Moreover, although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate such fraud or breaches could have a material adverse effect on our business, prospects, financial condition and results of operations.

We Face Legal Uncertainties Relating To The Internet In General And To Our Industry In Particular And May Become Subject To Costly Government Regulation.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce.  However, it is possible that laws and regulations may be adopted that would apply to the Internet and other online services.  Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.  The adoption of any additional laws or regulations may increase our cost of doing business and/or decrease the demand for our products and services and increase our cost of doing business.

The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.  Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and online commerce could also increase our cost of doing business.  In addition, if we were alleged to have violated federal, state or foreign, civil or criminal law, we could face material liability and damage to our reputation and, even if we successfully defend any such claim, we would incur significant costs in connection with such defense.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

Although we were formed in 2007, we did not commence any business activity until May 2011. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

We expect our quarterly financial results to fluctuate which may lead to volatility in our stock price.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	demand for our products;

•	our ability to attract visitors to our web site and convert those visitors into customers;

•	our ability to retain existing customers or encourage repeat purchases;

•	our ability to manage our product mix and inventory;

•	general economic conditions;

•	advertising and other marketing costs;

•	costs of expanding or enhancing our technology or web site.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors. In this event, the price of our common stock may decline.

Future Sales Of Our Common Stock May Cause Our Stock Price To Decline.

 Our principal shareholders and affiliated entities hold a substantial number of shares of our common stock that they are able to sell in the public market.  Subject to prospectus delivery requirements, where applicable, the shares covered by the registration statement of which this prospectus is part will also be available for public sale.  Sales by our current shareholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

We Do Not Currently Intend To Pay Dividends On Our Common Stock And, Consequently, Your Ability To Achieve A Return On Your Investment Will Depend On Appreciation In The Price Of Our Common Stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

In Order To Increase Net Sales And To Sustain Or Increase Profitability, We Must Attract Customers In A Cost-Effective Manner.

Our success depends on our ability to attract customers in a cost-effective manner. We have relationships with providers of online services, search engines, directories and other web sites and e-commerce businesses to provide content, advertising banners and other links that direct customers to our web site. We rely on these relationships as significant sources of traffic to our web site.

Since Our Officers Work Or Consult For Other Companies, Their Activities Could Slow Down Our Operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

As Our Two Officers,  Israel Povarsky And Chizkyau Lapin, Have No Training Or Experience In The Selling Of Bio-Fuel Products, We Will Have To Hire Qualified Consultants. If We Cannot Locate Qualified Consultants, We May Have To Suspend Or Cease Operations Which Will Result In The Loss Of Your Investment.

As neither of our executive officers have any training or experience in the online eco-friendly retail market, we will have to hire qualified consultants to perform the various necessary tasks. Additionally, due to their lack of experience, our executive officers may make wrong decisions and choices regarding the Company’s marketing strategy and may not take into account standard managerial approaches which such companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

The Continued Disruption In The Global Economic Environment, And Resulting Declines In Consumer Confidence And Spending, Could Have An Adverse Effect On Our Operating Results.

The global economic environment continued to be sluggish during 2010 and in 2011.  This could affect our business as our business is dependent on consumer demand for our products.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote 65% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      election of  our  board  of  directors;
•      removal of  any  of  our  directors;
•      amendment of  our  Articles of Incorporation  or  bylaws;  and
•      adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If Use Of The Internet, Particularly With Respect To Online Commerce, Does Not Continue To Increase As Rapidly As We Anticipate, Our Business Will Be Harmed.

Our future net sales and profits are substantially dependent upon the continued use of the Internet as an effective medium of business and communication by our target customers. Internet use may not continue to develop at historical rates and consumers may not continue to use the Internet and other online services as a medium for commerce. Highly publicized failures by some online retailers to meet consumer demands could result in consumer reluctance to adopt the Internet as a means for commerce, and thereby damage our reputation and brand and substantially harm our business and results of operations.

In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to the Internet servers or to users’ computers; and

•	excessive governmental regulation.

Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services. Our business, which relies on a contextually rich web site that requires the transmission of substantial data, is also significantly dependent upon the availability and adoption of broadband Internet access and other high speed Internet connectivity technologies.

Government Regulation Of The Internet And E-Commerce Is Evolving And Unfavorable Changes Could Substantially Harm Our Business And Results Of Operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may substantially harm our business and results of operations.

Our Failure To Address Risks Associated With Credit Card Fraud Could Damage Our Reputation And Brand And May Cause Our Business And Results Of Operations To Suffer.

Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We do not currently carry insurance against this risk. To date, we have experienced minimal losses from credit card fraud, but we face the risk of significant losses from this type of fraud as our net sales increase. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations.

Our Failure To Rapidly Respond To Technological Change Could Result In Our Services Or Systems Becoming Obsolete And Substantially Harm Our Business And Results Of Operations.

As the Internet and online commerce industries evolve, we may be required to license emerging technologies useful in our business, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may not be able to successfully implement new technologies or adapt our web site. Our failure to do so would substantially harm our business and results of operations.

RISK RELATING TO OUR COMPANY STOCK

We May, In The Future, Issue Additional Common Stock, Which Would Reduce Investors’ Percent Of Ownership And May Dilute Our Share Value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $.0001 per share, of which 10,000,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our Common Stock Is Subject To The "Penny Stock" Rules Of The Securities And Exchange Commission (“SEC”) And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The Market For Penny Stocks Has Experienced Numerous Frauds And Abuses Which Could Adversely Impact Investors In Our Stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product. The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with result in investor losses.

The Offering Price Of Our Common Stock Could Be Higher Than The Market Value, Causing Investors To Sustain A Loss Of Their Investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell The Shares Offered By This Prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, There Is No Public Market For Our Securities, And There Can Be No Assurances That Any Public Market Will Ever Develop Or That Our Common Stock Will Be Quoted For Trading And, Even If Quoted, It Is Likely To Be Subject To Significant Price Fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If Our Shares Are Quoted On The OTC Bulletin Board, Sales Of Our Shares Relying Upon Rule 144 May Depress Prices In That Market By A Material Amount.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such a market maker will be located.  Even if we successful and locate a market maker who files an application, there is no assurance that such application will be approved and our shares be accepted for quotation on the OTC BB.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC Bulletin Board (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We May Issue Shares Of Preferred Stock In The Future That May Adversely Impact Your Rights As Holders Of Our Common Stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock, par value $.0001 per share. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We May Be Exposed To Potential Risks Resulting From Requirements Under Section 404 Of The Sarbanes-Oxley Act Of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The Costs To Meet Our Reporting And Other Requirements As A Public Company Subject To The Exchange Act Of 1934 Will Be Substantial And May Result In Us Having Insufficient Funds To Expand Our Business Or Even To Meet Routine Business Obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale of 3,500,000 issued and outstanding shares of the Company’s common stock, par value $0.0001 per share, to be offered and sold by the holders thereof.  Such shares will be offered and sold at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The 3,500,000 shares to be resold are shares of our common stock which are issued and outstanding and will be offered and sold by the holders thereof   Such shares were offered and sold by us at a purchase price of $0.01 per share to the selling shareholders in private placements conducted from May, 2011 through June 2011 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation S promulgated thereunder.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an arbitrarily determined increase.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of September 20, 2011, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling shareholders at a purchase price of $0.01 per share in a private placement held from May 2011 through June 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 10,00,000 shares of common stock issued and outstanding as of September 20, 2011.

Name of Selling Security Holders	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
			# of Shares	% of Class

Ekyssa Aftel	50,000	50,000	0	0
Dina Blank	50,000	50,000	0	0
Irit Duvdevani	50,000	50,000	0	0
Meir Dahan	50,000	50,000	0	0
Erez Bal-Zdaka	50,000	50,000	0	0
Avigail Rothner	50,000	50,000	0	0
Jonathan Kirsch	50,000	50,000	0	0
Ruty Zargari	50,000	50,000	0	0
Linda Fishhaut	50,000	50,000	0	0
Avishai Eliyahu	50,000	50,000	0	0
Atiel Yaakov Levi	50,000	50,000	0	0
Ido Kamieniecki	50,000	50,000	0	0
Esther Okashi	50,000	50,000	0	0
Jerry Fishman	50,000	50,000	0	0
Lisa Finn	50,000	50,000	0	0
Shalom Kurtz	50,000	50,000	0	0
Mark Slutzki	50,000	50,000	0	0
Maryl Lee Abraham	50,000	100,000	0	0
Leora Davids	100,000	100,000	0	0
Rena Perlmutter	100,000	100,000	0	0
Cheryl Levi	100,000	100,000	0	0
Tova Herrmann	100,000	100,000	0	0
Lisa Koenigsberg	100,000	100,000	0	0
First Line Capital, LLC(1)	100,000	100,000	0	0
Sharon Gross	100,000	100,000	0	0
Iska Irina Chicco	100,000	100,000	0	0
Tova Stauber	100,000	100,000	0	0
Baruch Grajower	100,000	100,000	0	0
Steven Kamilar	100,000	100,000	0	0
Simcha Colthof	100,000	100,000	0	0
Ilan Haber	100,000	100,000	0	0
Shoshana Grotsky	100,000	100,000	0	0
Eyal Melamed	100,000	100,000	0	0
Shai Schiller	100,000	100,000	0	0
Penina Reichenberg	200,000	200,000	0	0
Anna Aaronson	200,000	200,000	0	0
Mordechai Feig	200,000	200,000	0	0
Yisroel Jacobson	200,000	200,000	0	0
Ora Driheme	200,000	200,000	0	0

(1) First Line Capital has a consulting agreement with the Company pursuant to which it is entitled to cash compensation. Dan Hirsch has sole voting and dispositive power with respect to shares held by First Line Capital.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an arbitrary increase.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding as of September 20, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

History and Overview of the Company

Darkstar Ventures, Inc. was incorporated on May 8, 2007 under the laws of the State of Nevada. From the date of formation until May 2011 we did have any business activity. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company offering eco-friendly health and wellness products to the general public via the internet. Current products being offered include air and water filtration systems, organic baby products and eco-friendly beds and linens. We currently have no employees other than our officers, both of whom are also  directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Our offices are currently located at 410 Park Avenue, 15th Floor, New York, NY  10022.  Our telephone number is 866-360-7565 .  Our website address is www.darkstaronline.org. Information contained on our websites, or which can be accessed through the website, does not constitute a part of this registration statement.

On July 1, 2011, the Company officially launched Darkstaronline.org, a proprietary Web site through which it offers eco-friendly health and wellness products to the general public. Products offered currently include air and water filtration systems, organic baby products and eco-friendly beds and linens. In view of the growing public awareness of the welfare of the ecological environment, management believes that consumers are opting to purchase eco-friendly goods on-line.

According to the Consumer Behavior Report published by Pricegrabber.com, “50 percent of online shoppers purchase eco-friendly products because it reduces the impact on future generations while 15 percent purchase eco friendly products to improve personal health”(September 2007). Additionally, the report goes on to state that  “68 percent of online shoppers say that purchasing eco friendly products is important while 35 percent say that it is extremely or very important to them”. To further illustrate the publics' interest, consumer sales was over $17.8 billion in the year prior to the report. The Company believes that this market will continue to grow and that the consumer need for easy online purchasing ability offers a value to our potential customer base.

We designed our online store to combine the best traditional retailing practices with innovative and convenient features made possible by the Internet. As an online commerce and content provider, the Company intends to provide a compelling and enjoyable online shopping experience that includes a broad selection of products at reasonable prices, an intuitive store layout, a visually pleasing environment and the convenience of shopping from home in a store that is always open. For further customer convenience, search technology has been incorporated into the website allowing for customers to locate quickly the items which interest them.

We utilize technology and the Internet to market and sell eco-friendly health and wellness products directly to customers. By offering products through affiliate agreements with numerous suppliers, we offer a wide range of products and brands while avoiding the usually high costs associated with acquiring and maintaining a large inventory. The Company has the current ability to display an almost limitless number of items to a global audience in a cost-effective manner. Through the use of a “state of the art” website and an effective internet marketing program, we believe that it appeals to consumers by offering an easy to use personalized shopping experience.

Private Placement

We raised an aggregate of $35,000 from 39 investors in a private placement. These funds were used by us primarily to develop the corporate website, and pay for the day to day needs of the company including accounting and legal fees.

Market Overview

Online Commerce

The Internet’s rapid expansion continues to increase its influence over commerce. According to Forrester, U.S. online retail sales were approximately $141 billion in 2008 and are expected to increase by 11% to $156 billion in 2009. Forrester further projects such online retail sales to grow to $229 billion by 2013. We believe several factors will contribute to this increase including convenience, expanded range of available products and services, improved security and electronic payment technology, increased access to broadband Internet connections and widespread consumer confidence and acceptance of the Internet as a means of commerce.

The Internet provides a number of distinct advantages to online retailers. These advantages include:

•  lower costs of managing and maintaining a website as compared to physical storefronts;
•  the ability to efficiently reach and serve a large and geographically dispersed group of customers from a central point of contact;
•  the ability to swiftly adapt to changing consumer preferences by making real-time adjustments to content and product offerings.

Eco-friendly Products Market

The Consumer Behavior Report assessed consumer sales in eco-friendly products at over $17.8 billion. We believe that the increased focus on healthy and eco-friendly living, a user-friendly shopping experience and accurate, timely and efficient order fulfillment will be factors in the continued growth of this industry.

Objectives

Our objective is to become the retailer of choice for internet shoppers seeking eco-friendly products online. For this goal to be realized, the Company must continually ensure that customers enjoy their online shopping experience that includes a broad selection of products at competitive retail prices and an intuitive website that is simple to use.

Broad Product Selection

We offer a wide range of eco-friendly health and wellness products including air and water filtration systems, organic baby products and eco-friendly beds and linens. The Company is able to offer these products to our customers through our participation in affiliate programs with numerous vendors. The Company is constantly seeking to expand  its product base by maintaining its current supplier relations and actively seeking to increase the number of suppliers with which the company utilizes.

Customer Convenience

Without the constraints imposed by a physical location, an online store may be the most convenient way for consumers to shop. Using Darkstaronline.org, customers are able to shop at any time from the privacy and comfort of their own home or office. By eliminating the need for customers to travel to a physical location, we provide a significant service to many shoppers. Being open for business 24 hours a day, 365 days a year, the Company services the needs of today's time constrained customers as well as foreign customers shopping from different time zones.

Visually Pleasing and Fast Loading Pages

Darkstaronline.org offers a visually pleasing shopping environment that is designed to download quickly. Each item will have at least one thumbnail sized image and one larger sized image along with a product description so that customers will be able to make informed purchase decisions.

Marketing

We intend to continue to drive traffic to Darkstaronline.org through online marketing vehicles such as banner advertising and strategic partnerships with relevant Web sites and portals. Additionally, our participation in various affiliate programs will allow it to expand cross-promotional relationships with other Web sites. We do not have any agreements or arrangements with any parties regarding these programs. A further component of the marketing program that is under consideration is the development of revenue sharing relationships with established eco-friendly product manufacturers.

Competition

The eco-friendly product industry is highly competitive.  The products we provide encounter strong competition from many other companies, including many with greater financial resources than ours.

As the eco-friendly product market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include;

1.
Green Nest - www.greennest.com -Markets eco-friendly products online.  Products offered include Building materials, gifts, books/CDs, home tests, air purifiers, water purifiers and more. The company was established in 2003.

2.	The Green Store - www.thegreenstoreonline.co.uk – An eco-friendly product retailer based in England. Products include home and garden, body care, recycling, gadgets and shopping bags.

3.
LetsGoGreen.biz – www.LetsGoGreen.biz is an online store selling eco-friendly Green products for home, business or office. Products include lighting, cleaning products, plastics, paper and household products

Employees

We have no full time employees at this time. All functions, including development, strategy, negotiations and clerical are currently being provided on a voluntary basis by our two officers.

DESCRIPTION OF PROPERTY

We do not lease or own any real property.  We do not believe that at this stage in our development we need physical space. We use as a mailing address the address of our consultant, First Line Capital LLC.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board or that  a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of September 20, 2011, there were 10,000,000 common shares issued and outstanding, which were held by 40 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of  our company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company offering eco-friendly health and wellness products to the general public via the internet. Current products being offered include air and water filtration systems, organic baby products and eco-friendly beds and linens. We currently have no employees other than our officers, both of whom are also directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets and have incurred losses since inception.

Plan of Operations

Over the course of the next twelve month period we plan to focus our efforts on the development of a comprehensive business and marketing plan to assist us with a successful entry into the online eco friendly product market place.  We recognize that our current management and Board of Directors do not have sufficient business planning experience to create and execute an effective business plan. Accordingly, it is our intention to seek out a consulting firm(s) that specializes in this arena. Additionally, we will utilize this time period to actively seek out qualified individuals who can assume key management positions to assist the company in attaining its’ stated goals.

Liquidity and Capital Resources

During 2011, we raised an aggregate of $35,000 from the sale of our common stock in a private placement conducted from May to June 2011 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation S promulgated thereunder.

There can be no assurance that we will be successful at raising any additional capital through the sale of our securities or otherwise. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We entered into a one-year consulting agreement commencing September 1, 2011with First Line Capital, LLC, a New York limited liability company (“First Line”) under which First Line will provide certain business and corporate development services to us for an annual consulting fee of $10,000 payable on each August 31st during the term of the agreement beginning on August 31, 2012. The agreement will automatically renew for successive one-year terms unless terminated by either party at least 10days prior to the end of the then current term.

Going Concern Consideration

We are a development stage company and have not commenced planned principal operations.  We had no revenues and incurred a net loss of $17,323 for the year ended July 31, 2011 and a net loss of $ 17,323 for the period May 8, 2007 (inception) to July 31, 2011 which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. Our financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our established policies are outlined in the Note 1 to the financial statements entitled "Summary of Significant Accounting Policies".  We continually evaluate the propriety of our accounting methods as new events occur.  We believe that our policies are applied in a manner which is intended to provide the user of our financials statements a current, accurate and complete presentation of information in accordance with accounting principles generally accepted in the United States of America.  Important accounting practices that require the use of assumptions and judgments are outlined below.

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers:

Name	Age	Positions and Offices Held
Mr. Chizkyau Lapin 5 Ariel Street Jerusalem, Israel	36	Director, President, Chief Executive Officer and Chief Financial Officer

Mr. Israel Povarsky 17 Agrippas St Jerusalem, Israel	39	Director, Secretary

Mr. Chizkyau Lapin has been our Chairman, President and CEO since we were established in May 2007. Since 2002, Mr. Lapin has owned and operated a small software development firm in Israel. Mr. Chizkyau’s experience in software development and small business management led to the conclusion that Mr. Chizkyau should serve as a director of our company.

Mr. Israel Povarsky has been a Director and our Secretary since we were established in May 2007. Mr. Povarsky is currently a freelance computer programmer specializing in HTML programming for various companies in Israel. Mr. Povarsky’s experience in computer programming led to the conclusion that Mr. Povarsky should serve as a director of our company.

There are no familial relationships among any of our directors or officers.  None of our directors or officers is a director in any other U.S. reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

We do not currently have a Code of Ethics applicable to our officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

EXECUTIVE COMPENSATION

Since our incorporation on May 8, 2007, Chizkyau Lapin has been our President, Chief Executive Officer, Chief Financial Officer and a director and Israel Poversky has been our Secretary and a director. We have no formal employment or consulting agreement with either Mr. Lapin  or Poversky.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Chizkyau Lapin (President, Chief Executive Officer and Chief Financial Officer)	2010	0	0	0	0	0	0	0	0
	2009
Israel Poversky (Secretary)	2010	0	0	0	0	0	0	0	0
	2009

Since our incorporation on May 8, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from May 8, 2007 (inception) to July 31, 2011, none of our directors received compensation for services rendered in their capacity as a director.  No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of  September 20, 2011 the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding as of September 20, 2011.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Darkstar Ventures, Inc.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Chizkyau Lapin	6,500,000	65%

Israel Povarsky	0	-

All directors and executive officers as a group (two persons)	6,500,000	65%

Certain Relationships and Related Transactions

On May 1, 2011 by action taken by our board of directors, we issued 6,500,000  shares of our common stock to Chizkyau Lapin  our President, Chief Executive Officer, Chief Financial Officer and a director.  The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $650.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lapin was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Mr. Lapin is considered a "promoter" under the rules and regulations of the SEC.

We currently maintain our corporate offices at 410 Park Avenue, 15th floor, New York, NY 10022 in space provided to us by our consultant First Line Capial, LLC. We do not pay for the use of this space.

expenses of issuance and distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders.  The expenses which we are paying are set forth in the following table.  All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting Fees and Expenses	$9,000	*

SEC registration fee	$20.27

Legal fees and other expenses	$5,000	*
Total	$14,020.27	*

Estimated Expenses*

legal matters

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

experts

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification for Securities Act Liabilities

Our By-laws provide to the fullest extent permitted by law, our directors or officers,   former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Where You Can Find More Information

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Darkstar Ventures, Inc.

We have audited the accompanying balance sheets of Darkstar Ventures, Inc. (a Development Stage Company) (“the Company”) as of July 31, 2011 and 2010, and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2011 and 2010, and the period May 8, 2007 (inception) to July 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Darkstar Ventures, Inc. at July 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended July 31, 2011 and 2010, and the period May 8, 2007 (inception) to July 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company, had no revenues and has incurred a cumulative net loss since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
September 21, 2011

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	July 31,
	2011	2010

ASSETS
Current Assets:
Cash and Cash Equivalents	$18,327	$-
Total Current Assets	18,327	-
Total Assets	$18,327	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:	$-	$-
Total Current Liabilities	-	-
Stockholders’ Equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized,
None issued and outstanding	-	-
Common Stock, $.0001 par value; 500,000,000 shares authorized,
10,000,000 shares issued and outstanding	1,000	-
Additional Paid-In Capital	34.650
Deficit Accumulated During the Development Stage	(17,323)	-
Total Stockholders’ Equity	18,327	-
Total Liabilities and Stockholders’ Equity	$18,327	$-

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

				For the Period
	For the Year Ended			May 8, 2007
	July 31,			(Inception) to
	2011		2010	July 31, 2011
Net Revenues		$-	$-	$-
Costs and Expenses:
Professional Fees		10,000	-	10,000
Web Site Development		5,000	-	5,000
General and Administrative Expenses		2,323	-	2,323
Total Costs and Expenses		17,323	-	17,323
Net Loss	$	(17,323)	$-	$ (17,323)
Basic and Diluted Loss Per Share	$	( .01)	$-
Weighted Average Common Shares Outstanding		1,964,384	-

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD MAY 8, 2007 (INCEPTION) TO JULY 31, 2011

				Deficit
			Additional	Accumulated
	Common Stock		Paid-In	During the
	Shares	Amount	Capital	Development Stage	Total
Balance , May 8, 2007	$-	$-	$-	$-	$-
Balance , July 31, 2007	-	-	-	-	-
Balance , July 31, 2008	-	-	-	-	-
Balance , July 31, 2009	-	-	-	-	-
Balance , July 31, 2010	-	-	-	-	-
Common Stock Issued to Founder at $.0001
Per Share, May 1, 2011	6,500,000	650	-	-	650
Common Stock Issued to Private Investors
at $.01 Per Share, June 28 , 2011	3,500,000	350	34,650	-	35,000
Net Loss for the Year Ended July 31, 2011	-	-	-	(17,323)	(17,323)
Balance, July 31, 2011	10,000,000	$1,000	$34,650	$ (17,323)	$18,327

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

				For the Period
	For the Year Ended			May 8, 2007
	July 31,			(Inception) to
	2011		2010	July 31, 2011
Cash Flows from Operating Activities:
Net Loss	$	(17,323)	$-	$ (17,323)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities:
Changes in Assets and Liabilities:
Net Cash Used in Operating Activities		(17,323)	-	(17,323)
Cash Flows from Investing Activities:		-	-	-
Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock		35,650	-	35,650
Net Cash Provided by Financing Activities		35,650	-	35,650
Increase in Cash		18,327	-	18,327
Cash and Cash Equivalents – Beginning of Period		-	-	-
Cash and Cash Equivalents – End of Period		$18,327	$-	$18,327
Supplemental Disclosures of Cash Flow Information:
Interest Paid		$-	$-	$-
Income Taxes Paid		$-	$-	$-

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -   Summary of Significant Accounting Policies

Organization

Darkstar Ventures, Inc. (“the Company”) was incorporated on May 8, 2007 under the laws of the State of Nevada.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company. The Company intends to market and sell eco-friendly health and wellness products to the general public via the internet. The Company has selected July 31 as its fiscal year end. The Company has been dormant from its inception to May 1, 2011.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the year ended July 31, 2011 and the period May 8, 2007 (inception) to July 31, 2011.

Income Taxes

The Company accounts for income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -   Summary of Significant Accounting Policies (Continued)

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

Research and Development

Research and development costs will be charged to expense in the period incurred. The Company did not incur any research and development costs during the year ended July 31, 2011 and the period May 8, 2007 (inception) to July 31, 2011.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, or which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company's financial instruments include cash and equivalents. This item is determined to be a Level 1 fair value measurement.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -   Summary of Significant Accounting Policies (Continued)

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification 105, "Generally Accepted Accounting Principles" ("ASC 105"). On July 1, 2009, the FASB completed ASC 105 as the single source of authoritative U.S. generally accepted accounting principles ("GAAP"), superseding all then-existing authoritative accounting and reporting standards, except for rules and interpretive releases for the SEC under authority of federal securities laws, which are sources of authoritative GAAP for Securities and Exchange Commission registrants. ASC 105 reorganizes the authoritative literature comprising U.S. GAAP into a topical format that eliminates the current GAAP hierarchy. ASC 105 is not intended to change U.S. GAAP and will have no impact on the Company's consolidated financial position, results of operations or cash flows. However, since it completely supersedes existing standards, it will affect the way the Company references authoritative accounting pronouncements in its financial statements and other disclosure documents.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued updated guidance related to subsequent events. As a result of this updated guidance, public filers must still evaluate subsequent events through the issuance date of their financial statements; however, they are not required to disclose the date in which subsequent events were evaluated in their financial statements disclosures. This amended guidance became effective upon its issuance on February 24, 2010.

NOTE 2 -   Going Concern

The Company is a development stage company and has not commenced planned principal operations. The Company had no revenues and incurred a net loss of $17,323 for the year ended July 31, 2011, and a net loss of $ 17,323 for the period May 8, 2007 (inception) to July 31, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset -carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. There can be no assurances that the Company will be able to raise the additional funds it requires.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 -   Common Stock

On May 1, 2011 the Company sold 6,500,000 shares of common stock for $650 to the Founder of the Company.

On June 28, 2011 the Company concluded a private placement whereby it sold 3,500,000 shares of common stock for $35,000 to private investors.

NOTE 4 -   Preferred Stock

The Company’s Board of Directors may issue authorized but unissued shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitation of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 5 -   Income Taxes

At July 31, 2011 the Company had available net-operating loss carryforwards for Federal tax purposes of approximately $17,000, which may be applied against future taxable income, if any, through 2030. Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carryforwards.

At July 31, 2011 the Company had a deferred tax asset of approximately $6,000 representing the benefit of its net operating loss carryforwards. The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset. The difference between the Federal Statutory Rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of approximately $6,000 for the year ended July 31, 2011.

NOTE 6 -   Subsequent Events

On September 1, 2011 the Company entered into a one-year consulting agreement with First Line Capital, LLC ("First Line") under which First Line will provide certain business and corporate development services to the Company for an annual consulting fee of $10,000 payable on each August 31 during the term of the agreement beginning on August 31, 2012. The agreement will automatically renew for successive one-year terms unless terminated by either party at least 10 days prior to the end of the then current term.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling shareholders.

Nature of Expense	Amount
Accounting Fees and Expenses	$9,000	*

SEC registration fee	$20.27

Legal fees and other expenses	$5,000	*
Total	$14,020.27	*

Estimated Expenses*

Item 14.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling our company we have been informed that in the opinion of the SEC such indemnification is against public policy and unenforceable.

Item 15.	RECENT SALES OF UNREGISTERED SECURITIES

In May and June 2011 we issued 3,500,000 shares of common stock to 39 investors in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act.  Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

On May  1, 2011 by action taken by our board of directors, we issued 6,500,000  shares of our common stock to Chizkyau Lapin, our President, Chief Executive Officer,Chairman, and a director.  The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $650. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lapin was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant*

3.2	By-Laws of Registrant*

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*

10.1	Form of Regulation S Subscription Agreement *

10.2	Consulting Agreement, dated September 1, 2011 between the Registrant and First Line Capital LLC

23.1	Consent of Wolinetz, Lafazan, and Company, P.C.*

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) 24.1 Power of Attorney (included on signature page)

* Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Securities Act of 1933 to any purchaser in the initial That, for the purpose of determining liability of the registrant under the distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Jerusalem, Israel, on September 21, 2011.

DARKSTAR VENTURES, INC.

Date	By:	/s/ Chizkyau Lapin
Chizkyau Lapin,
President, Chief Executive Officer, Chief Financial Officer, Chairman,
and Director (Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chizkyau Lapin and Israel Povarsky, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 21, 2011	/s/ Chizkyau Lapin	Chizkyau Lapin	Chairman, President, Chief Executive Officer, and Director

September 21, 2011	/s/ Israel Povarsky	Israel Povarsky	Secretary and Director